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                                                                    EXHIBIT 10.1
                                 THIRD AMENDMENT
                        TO CREDIT AND SECURITY AGREEMENT

         THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT, dated as of October 30, 2003 (the "Amendment"), among FRANK'S NURSERY & CRAFTS, INC., a Delaware corporation ("Borrower"), and KIMCO CAPITAL CORP., as lender ("Lender"):

                              W I T N E S S E T H:

         WHEREAS, Borrower and Lender are parties to that certain Credit and Security Agreement, dated as of May 20, 2002, (as amended by that certain First Amendment and Waiver to Credit and Security Agreement, dated as of January 23, 2003 and that certain Second Amendment to Credit and Security Agreement, dated as of July 7, 2003, and as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement"); and

         WHEREAS, Borrower has requested that Lender extend Loans which, when added to the current outstanding Loans, would exceed the Commitment; and

         WHEREAS, Lender has agreed, subject to and upon the terms and conditions set forth herein, to amend the Credit Agreement as set forth herein in order to provide such additional Loans on or after January 1, 2004; and

         NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. As used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein.

         2. Amendment to Credit Agreement. The Credit Agreement is, effective as of the Third Amendment Effective Date, hereby amended as follows:

         (i) Section 1.2 is hereby amended by adding at the end thereof a new subsection (c), to read as follows:

         "(c) The Lender agrees upon the terms and subject to the conditions herein set forth, to make available to Borrower commencing on the Third Amendment Effective Date and ending on the Overline Credit Termination Date, Revolving Credit Loans (each an "Overline Revolving Credit Loan" and collectively, the "Overline Revolving Credit Loans") in an aggregate amount not to exceed $7,000,000. Subject to the foregoing and within the foregoing limits, Borrower may borrow, repay (and subject to the provisions of Sections 1.8 and 1.9 of the Credit Agreement, prepay) and reborrow Overline Revolving Credit Loans prior to the Overline Credit Termination Date, subject to the terms, provisions and limitations set forth herein. The Overline Revolving Credit Loans shall be made without regard to whether, after giving effect thereto, the aggregate principal amount of the Revolving Credit Loans outstanding at such time exceeds the Revolving Credit Commitment; provided, however, that the Revolving Credit Loans outstanding after giving effect to an Overline Revolving Credit Loan shall in no event exceed the Revolving Credit Commitment by more than $7,000,000. Notwithstanding anything in this Agreement to the contrary, upon the occurrence of the Overline Credit Termination Date, all Overline Revolving Credit Loans outstanding at such time shall become due and payable and Borrower shall permanently repay all such Overline Revolving Credit Loans as of such date, together with all accrued and unpaid interest due on such Loans, and the commitment of Lender to provide Overline Revolving Credit Loans pursuant to this Section 1.2(c) shall permanently terminate. All Overline Revolving Credit Loans shall constitute Revolving Credit Loans as such term is used in this Credit Agreement, and the Overline Revolving Credit Loans and all amounts due in connection therewith (including, without limitation, interest thereon) shall constitute Obligations under this Credit Agreement and shall be secured by the Collateral to the same extent as all other Obligations hereunder."; and

         (ii) Article 9 is hereby amended by (a) inserting the following new definitions in appropriate alphabetical order:

         ""Overline Revolving Credit Loan" shall have the meaning given to such term in Section 1.2(c) hereof."

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         `"Overline Credit Termination Date" shall mean the earlier to occur of
         (x) April 1, 2004 and (y) the date on which the Revolving Credit Commitment shall terminate in accordance with Section 1.7 or Article 6 hereof."

         `"Third Amendment" shall mean that certain Third Amendment to Credit and Security Agreement, dated as of October 30, 2003, among the Lender and the Borrower."

         `"Third Amendment Effective Date" shall have the meaning given to such term in the Third Amendment.";

         and

(b) amending the definition of "Revolving Credit Commitment Termination Date" by inserting the phrase ", with respect to Revolving Credit Loans other than Overline Revolving Credit Loans," immediately following the phrase "shall mean" appearing therein.

                  3. Representations and Warranties. Borrower represents and warrants to, and agrees with, Lender that:

         (i) Borrower has the corporate power and authority to execute, deliver and perform, as applicable, its obligations under this Amendment and any other documents contemplated hereby to which it is or will be a party;

         (ii) the execution, delivery and performance of this Amendment (a) have been duly authorized by all necessary corporate action on the part of Borrower,
(b) will not constitute a violation of any provision of any Applicable Law or any order of any Governmental Authority applicable to Borrower or any of its properties or assets, (c) will not violate any provision of the Certificate of Incorporation, By-Laws, or any other organizational document to which Borrower is a party and (d) will not result in the creation or imposition of (or the obligation to create or impose) any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower other than pursuant to the Credit Agreement (as amended) or the other Fundamental Documents (as amended);

         (iii) upon its execution and delivery by Borrower, this Amendment and each Fundamental Document amended pursuant hereto shall constitute or continue to constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights general and to general principles of equity, whether such enforceability is considered in a proceeding at law or in equity;

          (iv) Borrower is not in violation of any Applicable Law (including, without limitation, any Environmental Law) or any restrictions of record or agreements affecting the Collateral or the Inventory Collateral, except for violations which in the aggregate could not reasonably be expected to have a Material Adverse Effect;

         (v) The Overline Revolving Credit Loans and all obligations related thereto constitute Obligations under the Credit Agreement and the other Fundamental Documents, including, without limitation, the Security Documents; and

         (vi) All representations and warranties set forth in the Credit Agreement and the other Fundamental Documents, including as set forth in Article 2 of the Credit Agreement, are true and correct in all material respects on and as of the Third Amendment Effective Date with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date.

                  4. Conditions to Effectiveness. This Amendment shall become effective (the "Third Amendment Effective Date") upon the later to occur of (a) January 1, 2004 and (b) the date on which Lender is satisfied that each of the following conditions shall have been satisfied:

                  (i) Lender shall have received an executed counterpart of this Amendment bearing the signature of Borrower;

                  (ii) Borrower shall have delivered to Lender such other documents and information as Lender may reasonably request;

                  (iii) Lender's counsel shall be satisfied that either (a) the execution of this Amendment and incurrence of by Borrower of the Overline Revolving Credit Loans and other Obligations hereunder in no way constitutes an event default or an event which with the passage of time would constitute an event of default under the Congress Credit Agreement or any other agreement, instrument or document executed in connection with the Working Capital Facility, or (b) Congress shall have waived any such event; and


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                  (iv) Borrower shall have executed and delivered to Lender's counsel one or more amendments to the Mortgages as requested by Lender, which amendments shall be in form and substance consistent with the terms of this Amendment and satisfactory to Lender, and such other documents, agreements and instruments as may be required by Lender.

                  5. Fees and Expenses. Borrower agrees that its obligations set forth in Section 7.4 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable and necessary fees and disbursements of counsel to Lender.

                  6. Limitations. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of (other than the Substitution), any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which Lender may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

                  7. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. A facsimile signature shall serve as the functional equivalent of a manual executed signature for all purposes.

                  8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of law principles thereof.

                            [SIGNATURE PAGE FOLLOWS]



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                  IN WITNESS WHEREOF, the parties hereto have caused this Third
Amendment to Credit and Security Agreement to be duly executed as of the day and the year first written.


                                     BORROWER:

                                     FRANK'S NURSERY & CRAFTS, INC.


                                     By: /s/ Michael D. McBride
                                         ----------------------------
                                     Name: Michael D. McBride
                                     Title: Vice President Legal and Secretary

                                     LENDER:

                                     KIMCO CAPITAL CORP.


                                     By: /s/ Raymond Edwards
                                         ----------------------------
                                     Name: Raymond Edwards
                                     Title: Vice President